TIB BANK
DIRECTOR DEFERRED FEE AGREEMENT

As Amended and Restated

THIS AGREEMENT is made this _______ day of ________________, 2008, by and between TIB BANK, a Florida banking corporation located in Key Largo, Florida (the “Company”), and ________________ (the “Director”).

WHEREAS, certain revisions to the Agreement are necessary in order to conform such Agreement to the requirements of Section 409A of the Code and related regulations and notices promulgated thereunder, with such revisions to be effective as of December 31, 2008.

NOW, THEREFORE BE IT RESOLVED, that the Agreement shall be revised, amended and restated in its entirety, effective as of December 31, 2008, as follows:

INTRODUCTION

To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity.  The Company will pay each Director's benefits from the Company's general assets.

AGREEMENT

The Director and the Company agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions.  Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1.1                      “Anniversary Date” means December 31 of each year.

1.1.2                      “Change of Control of the Company shall mean (1) a change in ownership of the Company under paragraph (i) below, or (2) a change in effective control of the Company under paragraph (ii) below, or (3) a change in the ownership of a substantial portion of the assets of the Company under paragraph (iii) below. With respect to determination of a Change in Control, Company shall refer to TIB Bank and/or TIB Financial Corp. (the “Holding Company”), the parent bank holding company of TIB Bank.

(i)
Change in the ownership of the Company.  A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

(ii)
Change in the effective control of the Company.  A change in the effective control of the Company shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30% or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation’s Board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Company is another corporation.

(iii)
Change in the ownership of a substantial portion of the Company’s assets.  A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(g)(5)(v)(b)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

(iv)
For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A-3(g), except to the extent that such regulations are superseded by subsequent guidance.

1.1.3                      “Code” means the Internal Revenue Code of 1986, as amended.

1.1.4                      “Crediting Rate” means an interest rate calculated annually approximating the cost of an intermediate term unsecured fixed rate borrowing by the holding company rounded down to the nearest whole percentage.

1.1.5                      “Deferral Account” means the Company's accounting of the Director's accumulated Deferrals plus accrued interest.

1.1.6                      “Deferrals” means the amount of the Director's Fees that the Director elects to defer according to this Agreement.

1.1.7                      “Disability” means the Director: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company.  Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence.  Upon the request of the plan administrator, the Director must submit proof to the plan administrator of the Social Security Administration’s or the provider’s determination.

1.1.8                      “Effective Date” means the initial effective date of July 1, 2003 with respect to the Agreement and December 31, 2008 with respect to the Agreement as amended and restated for the amendment and restatement.

1.1.9                      “Election Form” means the Form attached as Exhibit 1.

1.1.10                      “Fees” means the Director's annual retainer that is paid in quarterly installments for serving as a member of the Board of Directors.

1.1.11                      “Normal Retirement Age” means the later of the Director's 70th birthday or the fifth anniversary of the Effective Date.

1.1.12                      “Normal Retirement Date” means the later of the Normal Retirement Age or the Director's Termination of Service.

1.1.13                      “Payment Rate” means a fixed rate of 8.0% per year.

1.1.14                      “Plan Year” means the calendar year.  The first Plan Year is a short year beginning on the Effective Date.

1.1.14a                       “Specified Employee” means an employee who at the time of Termination of Service is a key employee of the Company, if any stock of the Holding Company is publicly traded on an established securities market or otherwise.  For purposes of this Agreement, an employee is a key employee if the employee is (i) an officer of the Company having an annual compensation greater than $150,000 (as indexed), (ii) a 5-percent owner of the Holding Company, or (iii) a 1-percent owner of the Holding Company having an annual compensation from the Company greater than $150,000 at any time during the twelve (12) month period ending on December 31 (the “identification period”).  If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period.

1.1.15                      “Termination of Service” means that the Director ceases service with the Company for any reason whatsoever other than by reason of death, Disability, or a leave of absence, which is approved by the Company. "Termination of Service" shall have the same meaning as "separation from service", as that phrase is defined in Section 409A of the Code (taking into account all rules and presumptions provided for in the Section 409A regulations).

1.1.16                      “Unforeseeable Emergency” means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director’s spouse, or the Director’s dependent (as defined in Section 152(a) of the Code), loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

ARTICLE 2
DEFERRAL ELECTION

2.1           Initial Election.  The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within thirty (30) days after the date of this Agreement.  The Election Form shall set forth the amount of Fees to be deferred.  The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

2.2           Election Changes

2.2.1                      Generally.  The Director may modify the amount of Fees to be deferred annually by filing a new Election Form with the Company prior to the beginning of the Plan Year in which the Fees are to be deferred.  The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Company.

2.2.2                      Hardship. If an Unforeseeable Emergency occurs, the Director, by written instructions to the Company, may discontinue deferrals hereunder.  Any subsequent Deferral Elections may be made only in accordance with Section 2.2 hereof.

ARTICLE 3
DEFERRAL ACCOUNT

3.1           Establishing and Crediting.  The Company shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

3.1.1                      Deferrals.  The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

3.1.2                      Interest.  On each Anniversary Date and immediately prior to the payment of any benefits, but only until Termination of Service, interest is to be accrued on the account balance and compounded at an annual rate on each anniversary of the date of this Agreement and immediately prior to the payment of any benefits at an annual rate equal to the Crediting Rate.

3.2           Statement of Accounts.  The Company shall provide to the Director, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

3.3           Accounting Device Only.  The Deferral Account is solely a device for measuring amounts to be paid under this Agreement.  The Deferral Account is not a trust fund of any kind.  The Director is a general unsecured creditor of the Company for the payment of benefits.  The benefits represent the mere Company promise to pay such benefits.  The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

ARTICLE 4
LIFETIME BENEFITS

4.1           Normal Retirement Benefit.  Upon the Normal Retirement Date, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

4.1.1                      Amount of Benefit.  The benefit under this Section 4.1 is the Deferral Account balance at the Director's Normal Retirement Date.

4.1.2                      Payment of Benefit. The Company shall pay the benefit to the Director in one hundred twenty (120) equal monthly installments, including interest at the Payment Rate, commencing on the first day of the month following the Director’s Normal Retirement Date.

4.2           Early Retirement Benefit.  Upon Termination of Service prior to the Normal Retirement Age for reasons other than death, Disability or following a Change of Control the Company shall pay to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

4.2.1                      Amount of Benefit.  The benefit under this Section 4.2 is the Deferral Account balance at the Director's Termination of Service plus interest at the Payment Rate until commencement of payments under Section 4.2.2.

4.2.2                      Payment of Benefit. The Company shall pay the benefit to the Director in one hundred twenty (120) equal monthly installments, including interest at the Payment Rate, commencing on the first day of the month following the Director’s Normal Retirement Age.

4.3           Disability Benefit. If the Director experiences a Disability prior to Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

4.3.1                      Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance upon the occurrence of Disability.

4.3.2                      Payment of Benefit. The Company shall pay the benefit to the Director in one hundred twenty (120) equal monthly installments, including interest at the Payment Rate, commencing on the first day of the month following such Disability.

4.4           Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

4.4.1                      Amount of Benefit. The benefit under this Section 4.4 shall be the Deferral Account balance at such Change of Control.

4.4.2                      Payment of Benefit. The Company shall pay the benefits to the Director in a lump sum within sixty (60) days following such Change of Control.

4.5           Hardship Distribution. If an Unforeseeable Emergency occurs, the Director may petition the Board to receive a distribution from the Agreement.  The Board in its sole discretion may grant such petition.  If granted, the Director shall receive, within sixty (60) days, a distribution from the Agreement (i) only to the extent deemed necessary by the Board to remedy the Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution; and (ii) after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation would not itself cause severe financial hardship).  In any event, the maximum amount which may be paid out pursuant to this Section 4.5 is the Deferral Account balance as of the day that the Director petitioned the Board to receive a Hardship Distribution under this Section.

4.6           Restriction on Timing of Distributions.  Notwithstanding any provision of this Agreement to the contrary, if the Director is considered a Specified Employee at Termination of Service under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Termination of Service may not commence earlier than six (6) months after the date of such Termination of Service.  Therefore, in the event this Section 4.6 is applicable to the Director, any distribution which would otherwise be paid to the Director within the first six months following the Termination of Service shall be accumulated and paid to the Director in a lump sum on the first day of the seventh month following the Termination of Service.  All subsequent distributions shall be paid in the manner specified.

4.7           Distributions Upon Income Inclusion Under Section 409A of the Code.  Upon the inclusion of any amount into the Director’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Deferral Account balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

4.8           Change in Form or Timing of Distributions.  All changes in the form or timing of distributions hereunder must comply with the following requirements.  The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;
(b)	must, for benefits distributable under Section 4.2, be made at least twelve (12) months prior to the first scheduled distribution;
(c)
must, for benefits distributable under Sections 4.1, 4.2 and 4.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made;  and

(d)	must take effect not less than twelve (12) months after the election is made.

4.9           De Minimus Lump Sum Payment.  Notwithstanding the foregoing, the Company may, in its sole discretion, commence pay-out of a Director’s Deferral Account at any time, provided that such pay-out amount shall be in an amount equal to not less than the lump sum value of such Deferral Account determined on the date of such pay-out; provided that such pay-out (1) accompanies the termination of the Director’s entire interest under the Agreement and all similar arrangements that constitute an account balance plan under Regulations at Section 1.409A-1(c)(2) applicable to Section 409A of the Code; and (2) the payment is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code.

ARTICLE 5
DEATH BENEFITS

5.1           Death During Active Service.  If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

5.1.1                      Amount of Benefit.  The benefit under Section 5.1 is the Deferral Account balance at the date of the Director's death.

5.1.2                      Payment of Benefit.  The Company shall pay the benefit to the Director's beneficiary in a lump sum within 60 days following the Director's death.

5.2           Death During Benefit Period.  If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

5.3           Death after Termination of Service but Before Benefit Payments Commence.  If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

ARTICLE 6
BENEFICIARIES

6.1           Beneficiary Designations.  The Director shall designate a beneficiary by filing a written designation with the Company.  The Director may revoke or modify the designation at any time by filing a new designation.  However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime.  The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved.  If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

6.2           Facility of Payment.  If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Company from all liability with respect to such benefit.

ARTICLE 7
GENERAL LIMITATIONS

7.1           Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is in excess of the Director Deferrals if any of the following events occur:

7.1.1                      Termination for Cause.  If the Company terminates the Director's service for:

7.1.1.1                      Gross negligence or gross neglect of duties to the Company;

7.1.1.2                      Commission of a felony or of a gross misdemeanor involving moral turpitude involving the Director's services to the Company; or

7.1.1.3                      Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's Service and resulting in an adverse effect on the Company.

7.1.2                      Suicide.  If the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

7.2           Regardless of Section 7.1 and any other provision to the contrary, no benefit will be paid to the extent the benefit would create an excess parachute payment under Section 280G of the Code.

ARTICLE 8
CLAIMS AND REVIEW PROCEDURES

8.1           Claims Procedure.  The Company shall notify any person or entity that makes a claim against the Agreement (the “Claimant”) in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement.  If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed.  If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

8.2           Review Procedure.  If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company.  Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits.  Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents.  The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based.  If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

ARTICLE 9
AMENDMENTS AND TERMINATION

9.1           Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Director.  However, the Company may unilaterally amend this Agreement to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

9.2           Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Company and the Director.  Except as provided in Section 9.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement.  Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5.

9.3           Plan Terminations Under Section 409A.  Notwithstanding anything to the contrary in Section 9.2, if this Agreement terminates in the following circumstances:

(a)
Within thirty (30) days before, or twelve (12) months after a Change of Control, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company's arrangements which are substantially similar to the Agreement are terminated so the Director and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)
Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Director's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)
Upon the Company’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Director participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Company may distribute the Deferral Account balance, determined as of the date of the termination of the Agreement, to the Director in a lump sum subject to the above terms.

ARTICLE 10
MISCELLANEOUS

10.1           Binding Effect.  This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

10.2           No Guarantee of Service.  This Agreement is not a contract for services.  It does not give the Director the right to remain a Director of the Company, nor does it interfere with the shareholders' rights to replace the Director.  It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.

10.3           Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

10.4           Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

10.5           Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by the laws of the United States of America.

10.6           Unfunded Arrangement.  The Director and the Director's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Company to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Director's life is a general asset of the Company to which the Director and the Director's beneficiary have no preferred or secured claim.

10.7           Reorganization.  The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

10.8           Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof.  No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

10.9           Administration.  The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

10.9.1                      Interpreting the provisions of the Agreement;

10.9.2                      Establishing and revising the method of accounting for the Agreement;

10.9.3                      Maintaining a record of benefit payments; and

10.9.4                      Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

10.10                      Designated Fiduciary.  The Company shall be the named fiduciary and plan administrator under the Agreement.  The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

10.11                      Compliance with Section 409A.  This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

10.12                      Special One-Time Election in 2008 for Distribution that may be made in 2009.  Notwithstanding anything contained herein to the contrary, provided the Director is still in active service with the Company as of December 31, 2008, the Director may elect in writing on or before December 31, 2008 to receive a lump-sum cash payment of the Director’s entire vested Deferral Account valued as of December 31, 2008.  In accordance with IRS Notice 2007-86, such one-time election is in conformity with Section 409A of the Code and applicable regulations.  The Director’s Deferral Account will be paid as soon as administratively feasible in 2009, but in no event later than March 14, 2009, based upon the calculation of the December 31, 2008 valuation.

IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

COMPANY:
TIB BANK

By:
Title:

DIRECTOR:

EXHIBIT 1
TO
DIRECTOR DEFERRED FEE AGREEMENT

DEFERRAL ELECTION

I elect to defer my Fees received under the Director Deferred Fee Agreement with the Company, as follows:

AMOUNT OF DEFERRAL		DURATION

[INITIAL AND COMPLETE ONE]		[INITIAL ONE]

_____	I elect to defer ____% of my Fees (Retainer).	_____	One Year only

_____	I elect to defer $____ of my Fees (Retainer).	_____	For _____ [INSERT NUMBER] Years

_____	I elect not to defer any of my Fees (Retainer).	_____	Until Termination of Service

		_____	Until __________, ____ (date)

I understand that I may change the amount and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company.  I understand that Fees, for purposes of the Agreement and this election, means only the annual retainer for serving as a member of the Company's Board of Directors.

Signature:	Date:

Accepted by the Company this ______ day of _______________, 200__.

By:
Title:

BENEFICIARY DESIGNATION

I designate the following as beneficiary of benefits under the Director Deferred Fee Agreement payable following my death:

Primary:

Contingent:

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature:	Date:

Accepted by the Company this ______ day of _______________, 200__.

By:
Title:

TIB BANK

DIRECTOR DEFERRED FEE AGREEMENT

Participant 2008 Election for a 2009 Lump-Sum Cash Payment of Benefits

Participant Name: ______________

Deferral Account Balance as of December 31, 2008: $

WHEREAS, in accordance with Section 10.12 of the TIB Bank Director Deferred Fee Agreement by and between TIB Bank and _______________ (the “Plan”), provided that the Director is still in active service with TIB Bank on December 31, 2008, Director may elect in writing on or before December 31, 2008 to receive a lump-sum cash payment of the entire vested and accrued balance in the Participant’s account, valued as of December 31, 2008 (“Deferral Account”).

WHEREAS, the Participant’s Deferral Account will be paid as soon as administratively feasible on or after January 1, 2009, but in no event later than March 14, 2009.

In accordance with the terms of Section 10.12 of the Plan, I hereby elect to receive a lump-sum cash payment as soon as administratively feasible on or after January 1, 2009, but in no event later than March 14, 2009, equal to the value of the Deferral Account under the Plan listed above, with such value determined based on the value of such Deferral Account determined as of December 31, 2008.  I understand that this election must be executed by me not later than December 31, 2008, and such election, once made, may not be changed by me after December 31, 2008; provided, however, such election shall not be effective if distribution of such benefits otherwise commences on or before December 31, 2008 in accordance with the Plan. I understand that upon receipt of such payout, all benefits payable in accordance with the Plan shall be fully satisfied.

Date:                                ________________________________

Name:                              ________________________________

Signature:                       ________________________________

Received and Approved by TIB Bank this ______ day of _________________, 2008.

By:                                    _________________________________

Title:                                 _________________________________